Exhibit 10.01

AGREEMENT

THIS AGREEMENT (hereinafter referred to as the “Agreement”), is entered into as of this 14th day of April, 2010, by and between ONE Bio, Corp., a Florida corporation (the “ONE” or the “Company”) and Green Planet Bioengineering Co., Ltd., a Delaware corporation (“GP”) (collectively referred to as the “Parties” and individually as a “Party”).

W I T N E S S E T H:

WHEREAS, on June 17, 2009, ONE  and GP entered into a Preferred Stock Purchase Agreement (the “GP Preferred Stock Purchase Agreement”) pursuant to which, among other things, (i) ONE acquired from GP 30,239 shares of GP preferred stock (“GP Preferred Stock”), (ii) ONE agreed to pay to GP for said shares of GP Preferred Stock $15,000,000 which was paid by ONE through the issuance to GP of 10,329,551 shares of ONE common stock.

WHEREAS, effective as of June17, 209, ONE and GP entered into an Amended and Restated the GP Preferred Stock Purchase Agreement (“Amended and Restated GP Preferred Stock Agreement”) pursuant to which, among other things, (i)  the number of GP Preferred Stock purchased by ONE was reduced from 30,239 GP preferred shares to 5,101 GP preferred shares and (ii) the purchase price of the GP Preferred Stock was reduced from $15 million to $5 million, which was paid by ONE through the issuance to GP of 1,004,808 shares of ONE’s common stock. All other terms and conditions of the GP Preferred Stock Purchase Agreement remained unchanged.

WHEREAS, the Parties desire to (i) cancel the Amended and Restated GP Preferred Stock Agreement, (ii) to have ONE return to GP the 5,101shares of Green Planet preferred stock that were issued to ONE pursuant to the Amended and Restated GP Preferred Stock Agreement, and (iii) to have Green Planet return to ONE the 1,004,808 shares of ONE common stock that we issued to Green Planet pursuant to the Amended and Restated GP Preferred Stock Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
CANCELLATION OF THE AMENDED AND RESTATED THE GP PREFERRED STOCK PURCHASE AGREEMENT

1.1           The Parties hereby agree that effective as of the date of April 14, 2010, (i) the Amended and Restated the GP Preferred Stock Purchase Agreement is terminated and cancelled and of no force and effect, (ii) all rights and obligations of each respective Party to the other Parties under the Amended and Restated the GP Preferred Stock Purchase Agreement are hereby terminated and of no further force and effect, (iii) ONE agrees to immediately return to GP the 5,101shares of Green Planet preferred stock that were issued to ONE pursuant to the Amended and Restated GP Preferred Stock Agreement, and (iv) Green Planet agrees to immediately return to ONE the 1,004,808 shares of ONE common stock that we issued to Green Planet pursuant to the Amended and Restated GP Preferred Stock Agreement.

1.2           The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Arnstein & Lehr, LLP, simultaneously with the execution of this Agreement (the “Closing Date”).

ARTICLE II
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF GP

As an inducement to enter into this Agreement, and to obtain the reliance of ONE, GP represents, warrants and covenants as follows:

2.1           Organization.  GP is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.  A certified copy of the Articles of Incorporation and bylaws of GP are attached hereto as Schedule 2.1.  GP has the power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in jurisdictions in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement (“Transactions”) in accordance with the terms hereof will not, violate any provision of GP’s organizational documents.  GP has taken all action required by laws, its articles of incorporation, certificate of business registration, or otherwise to authorize the execution and delivery of this Agreement. GP has full power, authority, and legal right and has taken or will take all action required by law, its Certificate of Incorporation, and otherwise to consummate the Transactions.  GP shall receive a certificate of good standing from the Secretary of State of the State of Delaware, dated as of a date within ten days prior to the Closing Date certifying that GP is in good standing as a corporation in the State of Delaware.

2.2           No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the Transactions will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which GP is a party or to which any of its properties or operations are subject.

2.3           Approval of Agreement.  The board of directors of GP (the “GP Board”) has authorized the execution and delivery of this Agreement by GP and has approved the transactions contemplated herein.  Copies of said consent resolutions are attached hereto as Schedule 2.3.

ARTICLE III
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF ONE

As an inducement to enter into this Agreement, and to obtain the reliance of GP, ONE represents and warrants as follows:

3.1           Organization.  ONE is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. A certified copy of the Articles of Incorporation and bylaws of ONE are attached hereto as Schedule 3.1.  ONE has the power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in jurisdictions in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.  The execution and delivery of this Agreement does not, and the consummation of the Transactions in accordance with the terms hereof will not, violate any provision of ONE’s organizational documents.  ONE has taken all action required by laws, its articles of incorporation, certificate of business registration, or otherwise to authorize the execution and delivery of this Agreement. ONE has full power, authority, and legal right and has taken or will take all action required by law, its Certificate of Incorporation, and otherwise to consummate the Transactions.  ONE shall receive a certificate of good standing from the Secretary of State of the State of Florida, dated as of a date within ten days prior to the Closing Date certifying that ONE is in good standing as a corporation in the State of Florida.

3.2           No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the Transactions will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which ONE is a party or to which any of its properties or operations are subject.

3.3           Approval of Agreement.  The board of directors of ONE (the “ONE Board”) has authorized the execution and delivery of this Agreement by ONE and has approved the transactions contemplated herein.  Copies of said consent resolutions are attached hereto as Schedule 3.3.

ARTICLE IV
INDEMNIFICATION

4.1           Indemnification.

(a)           GP hereby agrees to indemnify ONE and each of its officers and directors from and against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based upon any breach by GP of any of its representations, warranties, or covenants as set forth in this Agreement.

(b)           ONE hereby agrees to indemnify GP and each of its officers and directors from and against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on breach by ONE of any of its representations, warranties, or covenants as set forth in this Agreement.

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF ONE

The obligations of ONE under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

5.1           Accuracy of Representations; Performance.  The representations and warranties made by GP in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and GP shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by GP prior to or at the Closing.

5.2           Officer’s Certificate.  ONE shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of GP confirming that the conditions set forth in Section 5.1 have been satisfied.

5.3           No Material Adverse Change.  Prior to the Closing Date, there shall not have occurred any material adverse change in the business, operations, financial condition, or prospects of GP, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the business, operations, financial condition, or prospects of GP.

5.4           Good Standing.  ONE shall have received a certificate of good standing from the (i) Secretary of State of the State of Delaware, dated as of a date within ten days prior to the Closing Date certifying that GP is in good standing as a corporation in the State of Delaware.

5.5           Other Items.

(a)           ONE shall have received such further documents, certificates, or instruments relating to the transactions contemplated herein as ONE may reasonably request, including a stock power executed by GP transferring the 1,004,808 shares of ONE common stock to ONE.

(b)           ONE shall have completed, and shall be satisfied with, in its sole discretion, its due diligence review of GP.

(c)           The transactions contemplated herein shall have been approved by the GP Board of Directors.

(d)           Any necessary third-party consents shall be obtained prior to Closing.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF GP

The obligations of GP under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

6.1           Accuracy of Representations; Performance.  The representations and warranties made by ONE in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and ONE shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by ONE prior to or at the Closing.

6.2           Officer’s Certificate.  GP shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of ONE confirming that the conditions set forth in Section 6.1 have been satisfied.

6.3           No Material Adverse Change.  Prior to the Closing Date, there shall not have occurred any material adverse change in the business, operations, financial condition, or prospects of ONE nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the business, operations, financial condition, or prospects of ONE.

6.4           Good Standing.  GP shall have received a certificate of good standing from the Secretary of State of the State of Delaware, dated as of a date within ten days prior to the Closing Date certifying that ONE is in good standing as a corporation in the State of Delaware.

6.5           Other Items.

(a)           GP shall have received such further documents, certificates, or instruments relating to the Transactions as GP may reasonably request, including a stock power executed by ONE transferring the 5,101 shares of GP preferred stock to GP.

(b)           GP shall have completed, and shall be satisfied with, in its sole discretion, its due diligence review of ONE.

(b)           The transactions contemplated herein shall have been approved by ONE's Board of Directors.

ARTICLE VII
TERMINATION

7.1           Termination.  (a)     This Agreement may be terminated by either the GP Board or the ONE Board at any time prior to the Closing Date if: (i) there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the Transaction and which, in the judgment of such Board of Directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; or (ii) the transactions contemplated herein are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgment of such Board of Directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange. In the event of termination pursuant to this paragraph (a) of Section 7.1, no obligation, right, or liability shall arise hereunder.

        (b)     This Agreement may be terminated at any time prior to the Closing by action of the ONE Board if GP shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of GP contained herein shall be inaccurate in any material respect, and, in either case if such failure is reasonably subject to cure, it remains uncured for seven days after notice of such failure is provided to GP. If this Agreement is terminated pursuant to this paragraph (b) of Section 7.1, this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder.

        (c)     This Agreement may be terminated at any time prior to the Closing by action of the GP Board if ONE shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of ONE contained herein shall be inaccurate in any material respect, and, in either case if such failure is reasonably subject to cure, it remains uncured for seven days after notice of such failure is provided to ONE.  If this Agreement is terminated pursuant to this paragraph (c) of Section 7.1, this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder.

ARTICLE VIII
MISCELLANEOUS

8.1           Governing Law.  This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the State of Florida, without regard to its choice of law principles.

8.2           Notices.  Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

8.3           Expenses.  Except as otherwise set forth herein, each Party shall bear its own costs and expenses associated with the Transactions contemplated by this Agreement.

8.4           Schedules; Knowledge.  Each Party is presumed to have full knowledge of all information set forth in the other Party’s schedules delivered pursuant to this Agreement.

8.5           Third Party Beneficiaries.  This contract is solely between ONE and GP and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

8.6           Entire Agreement.  This Agreement represents the entire agreement between the Parties relating to the Transaction. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

8.7           Survival.  The representations and warranties of the respective Parties shall survive the Closing Date and the consummation of the Transactions.

8.8           Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument, notwithstanding that all parties are not signatory to the same counterpart.  The exchange of copies of this Agreement and of signature pages by electronic mail or facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties transmitted by electronic mail or facsimile shall be deemed to be their original signatures for all purposes.

8.9           Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all Parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the Party or Parties for whose benefit the provision is intended.

8.10           Further Assurances.  Each Party to this Agreement shall take all such actions reasonably necessary to effectuate the terms and conditions of this Agreement and the Transactions set forth herein.

8.11           Assignment.  Subject to any provisions herein to the contrary, this Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective legal representatives, successors and assigns; provided, however, that no Party may assign this Agreement without the prior written consent of the other Parties.

8.12           Severability.  In the event any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity, illegality, or unenforceability shall in no event affect, prejudice or disturb the validity of the remainder of this Agreement, which shall remain in full force and effect, enforceable in accordance with its terms.

[THE EXECUTIONS ARE ON THE FOLLOWING SIGNATURE PAGE]

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SIGNATURE PAGE OF THAT CERTAIN AGREEMENT
ENTERED INTO AS OF APRIL 14, 2010, BY AND BETWEEN
ONE BIO, CORP. AND GREEN PLANET BIOENGINEERING CO., LTD.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first above-written.

ONE BIO, CORP.
By:	/s/ Marius Silvasan
Marius Silvasan, CEO

GREEN PLANET BIOENGINEERING CO., LTD.
By:	/s/ Min Zhao
Min Zhao, CEO